UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 12, 2012 (April 6, 2012)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718 New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 201-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On April 6, 2012, the Company and TD Bank, N.A. (“TD Bank”) entered into a forbearance and settlement agreement which, among other things, set forth payment terms for the outstanding amount due to the lender in connection with a letter of credit agreement between the Company and TD Bank.  The forbearance and settlement agreement resulted from the circumstances disclosed in our Current Report on Form 8-K filed October 31, 2011.

Under the terms of the forbearance and settlement agreement, which provides for interest on the outstanding amount at the rate of 5.25% per annum, TD Bank agrees to forbear from exercising its rights and remedies under the letter of credit agreement until July 27, 2013, and the Company is required to make principal payments in the amount of $5,000 per month plus accrued interest from March 27, 2012 through August 27, 2012, $50,000 plus accrued interest on each of September 27, 2012, December 27, 2012 and March 27, 2013 and approximately $8,000 June 27, 2013.  In the event the Company fails to comply with the forbearance and settlement agreement, as and when required thereunder, TD Bank may enforce the rights and remedies provided to it under the provisions of the original letter of credit agreement, and may enforce a confession of judgment in the amount of $199,454.83, which the Company delivered to TD Bank at the time the forbearance and settlement agreement was signed. The amount of the confession of judgment includes interest accrued through December 19, 2011, as well as a $2,500 forbearance fee and $6,500 in payment of TD Bank’s partial attorney fees, which are payable on July 27, 2013. The forbearance and settlement agreement also contains covenants limiting the Company’s ability to, among other things, incur additional debt, grant additional security interests and/or grant confessions of judgment to third parties.  As of March 31, 2012, the Company has made all of the payments required under the forbearance and settlement agreement.

The letter of credit was originally issued for the Company’s benefit and posted as security in accordance with the terms of a lease agreement for premises leased by the Company.  As previously disclosed in our Current Report on Form 8-K filed October 31, 2011, the landlord over the leased premises had exercised its right under the lease to draw down the full amount of the letter of credit in the amount of $428,391, which was partially collateralized by the Company depositing $240,000 in a money market account with the lending institution. As a result of the drawdown of the letter of credit, the Company was required to pay the issuer of the letter of credit the difference between the full amount of the letter of credit and the amount of the collateral, which difference is approximately $188,000.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See forgoing discussion of the forbearance and settlement agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

Date: April 12, 2012	By: /s/ Gordon Hutchins, Jr.
Gordon Hutchins, Jr.
President, COO and Acting CFO